As filed with the Securities and Exchange Commission on June 14, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Alleghany Corporation
(Exact name of registrant as specified in its charter)

Delaware	51-0283071
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

7 Times Square Tower
New York, NY 10036
(212) 752-1356
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Robert M. Hart
Senior Vice President, General Counsel and Secretary
7 Times Square Tower
New York, NY 10036
(212) 752-1356
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Linda E. Ransom
Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York 10019
(212) 259-8000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Amount to be Registered/
Proposed Maximum Offering Price per Unit/
Title of Each Class of	Proposed Maximum Offering Price/
Securities to be Registered	Amount of Registration Fee(1)
Common Stock, par value $1.00 per share
Preferred Stock, par value $1.00 per share

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS
Alleghany Corporation

Common Stock

Preferred Stock

We may offer from time to time:

•	shares of our common stock, par value $1.00 per share, and

•	shares of our preferred stock, par value $1.00 per share.

This prospectus describes some of the general terms that may apply to these securities. We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.

Investing in these securities involves certain risks. See “Risk Factors” on page 1.

Our common stock is listed on the New York Stock Exchange under the symbol “Y.” If we decide to list or seek a quotation for any other securities we may offer and sell from time to time, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 14, 2006.

Prospectus

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

References in this prospectus to “Alleghany,” “we,” “us” and “our” are to Alleghany Corporation and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the New York Stock Exchange (the “NYSE”). You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our Internet site at http://www.alleghany.com. However, except as described below under the heading “Incorporation of Certain Documents by Reference,” the information on our Internet site is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus (except for any information contained in such documents or filings that is deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006; and

•	Current Reports on Form 8-K filed January 19, 2006, March 3, 2006 (only with respect to information filed under Item 4.02), March 14, 2006, April 21, 2006, May 19, 2006, May 23, 2006 and May 24, 2006.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Alleghany Corporation
7 Times Square Tower
New York, NY 10036
Attn: Robert M. Hart
(212) 752-1356

ALLEGHANY CORPORATION

We are engaged, through Alleghany Insurance Holdings LLC and its subsidiaries RSUI Group, Inc., Capitol Transamerica Corporation and Darwin Professional Underwriters, Inc., in the property and casualty and surety and fidelity insurance business. We also own and manage properties in the Sacramento, California region through our subsidiary Alleghany Properties LLC and maintain corporate investment and other activities at the parent level, including strategic equity investments which are available to support the internal growth of subsidiaries and for acquisitions of, and substantial investments in, operating companies. Our principal executive offices are located in leased office space at 7 Times Square Tower, New York, New York 10036 and our telephone number is (212) 752-1356.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate herein by reference may contain disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon our current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. These statements are not guarantees of future performance, and we have no specific intention to update these statements. The uncertainties and risks include, but are not limited to risks relating to our insurance operating units such as:

•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty industry;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by our insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts;

•	the willingness and ability of our insurance operating units’ reinsurers to pay reinsurance recoverables owed to our insurance operating units;

•	changes in the ratings assigned to our insurance operating units;

•	claims development and the process of estimating reserves;

•	legal and regulatory changes;

•	the uncertain nature of damage theories and loss amounts;

•	increases in the levels of risk retention by our insurance operating units; and

•	adverse loss development for events insured by our insurance operating units in either the current year or prior year.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in market prices of our significant equity investments; extended labor disruptions, civil unrest or other external factors over which we have no control; and changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at our discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on our behalf.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio or earnings to fixed charges for each of the periods indicated:

	Three Months
	Ended
	March 31,	Year Ended December 31,
	2006	2005	2004	2003	2002	2001

Ratio of earnings to fixed charges	32.3x	8.0x	22.0x	37.0x	11.1x	31.6x

For purposes of calculating these ratios, “earnings” consists of (1) net income, (2) fixed charges and (3) amortization of any capitalized interest, and “fixed charges” consists of (1) interest expensed and capitalized, (2) amortized premiums, discounts and capitalized expenses related to indebtedness and (3) an estimate of the interest within rental expense.

We did not have any preferred stock outstanding during any of the periods shown and accordingly our ratio of earnings to fixed charges and preferred stock dividends would be the same as the ratios shown above.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

GENERAL DESCRIPTION OF SECURITIES THAT WE MAY OFFER

We may offer, at any time and from time to time:

•	shares of our common stock, par value $1.00 per share;

•	shares of our preferred stock, par value $1.00 per share; or

•	any combination of these securities.

The terms of any securities we offer will be determined at the time of offer. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 22,000,000 shares of common stock, par value $1.00 per share, and 8,000,000 shares of preferred stock, par value $1.00 per share. No shares of preferred stock were issued or outstanding as of June 13, 2006.

Common Stock

Voting rights.  Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders. The common stock does not have cumulative voting rights.

Dividends.  The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends as determined by the board of directors out of funds legally available for dividends.

Liquidation and dissolution.  If we liquidate or dissolve, the holders of common stock will be entitled to share in our assets available for distribution to common stockholders in proportion to the amount of common stock they own. The amount available for common stockholders is calculated after payment of liabilities. Holders of preferred stock will receive a preferential share of our assets before the holders of common stock receive any assets.

Other rights.  Holders of common stock have no right to:

•	convert or exchange the stock into any other security;

•	have the stock redeemed; or

•	purchase additional stock or to maintain their proportionate ownership interest.

Holders of common stock are not required to make additional capital contributions.

Our common stock is listed and traded on the New York Stock Exchange under the symbol “Y.”

Transfer agent and registrar.  Computershare Investor Services LLC is the transfer agent and registrar for the common stock.

Removal of directors.  Our certificate of incorporation provides that, subject to the rights of the holders of any series of preferred stock, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 75 percent of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Stockholder nomination of directors.  Our by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director not less than 30 days prior to the date of the meeting for the election of directors, provided, however, that, in the event that less than 40 days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made.

Preferred Stock

General.  We are authorized to issue 8,000,000 shares of preferred stock. No shares of preferred stock are currently issued or outstanding. Our board of directors may, without stockholder approval, issue shares of preferred stock. The board can issue more than one series of preferred stock. The board has the right to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to the preferred stock it decides to issue.

Conversion or exchange.  The prospectus supplement will describe the terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock or other securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of our shares of common stock or other securities to be received by the holders of preferred stock upon conversion or exchange to be adjusted in certain circumstances.

PLAN OF DISTRIBUTION

We may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, will provide opinions regarding the authorization and validity of the securities. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements and schedules of Alleghany Corporation and subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other expenses of issuance and distribution.

The following is a statement of the estimated expenses (other than underwriting compensation and the registration fee) to be incurred by Alleghany Corporation in connection with the issuance and distribution of the securities being registered under this registration statement. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is unknown at this time.

SEC registration fee	*
Accounting fees and expenses		$150,000
Legal fees and expenses		350,000
Blue Sky filing and counsel fees		2,000
Printing expenses		85,000
Miscellaneous		13,000

Total		$600,000

*	Alleghany Corporation is registering an indeterminate amount of securities under this Registration Statement and, in accordance with Rules 456(b) and 457(r), Alleghany Corporation is deferring payment of any registration fee until the time the securities are sold under this Registration Statement pursuant to a Prospectus Supplement.

Item 15.  Limitations on director liability and indemnification of directors and officers.

The General Corporation of Law of the State of Delaware authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for certain breaches of directors’ fiduciary duties. Our Restated Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability (i) for breach of the duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for transactions from which a director derived an improper personal benefit.

Our Restated Certificate of Incorporation also requires us to indemnify persons serving as directors and officers and certain other persons serving, at our request, as directors, officers, employees or agents of another corporation, or of a partnership, joint venture, trust or other enterprise, to the fullest extent authorized by the General Corporation Law of the State of Delaware against all expenses, liabilities and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement and certain other costs) reasonably incurred by such person in connection with any threatened, pending or completed action, suit, or proceeding of which such person is a party by reason of his or her service to, or service at the request of, our corporation, subject to certain limited exceptions set forth in our Restated Certificate of Incorporation. In addition, under Section 145 of the General Corporation Law of the State of Delaware, we are required to indemnify present and former directors and officers against expenses (including attorneys’ fees), actually and reasonably incurred, to the extent such persons have been successful on the merits or otherwise in the defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein. The foregoing statements are subject to the detailed provisions of our Restated Certificate of Incorporation and Section 145 of the General Corporation Law of the State of Delaware.

The directors of Alleghany Corporation are insured under the directors and officers liability insurance policies purchased by Alleghany Corporation.

Item 16.	Exhibits.

Exhibit
Number		Description

*1	.1	Form of Underwriting Agreement relating to common stock and preferred stock.
3.1		Restated Certificate of Incorporation of Alleghany Corporation, as amended by Amendment accepted and received for filing by the Secretary of State of Delaware on June 23, 1988.
3.2		Amended By-laws of Alleghany Corporation (incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).
4.1		Specimen certificate representing shares of common stock, par value $1.00 per share, of Alleghany Corporation (incorporated herein by reference to Exhibit 4 to our Form 10 dated December 18, 1986).
*4	.2	Form of Certificate of Designations relating to shares of preferred stock, par value $1.00 per share, of Alleghany Corporation.
5.1		Opinion of Dewey Ballantine LLP.
10.1		Alleghany Corporation Retirement COLA Plan dated and effective as of January 1, 1992, as adopted on March 17, 1992.
10.2		Alleghany Corporation Amended and Restated Directors’ Stock Option Plan effective as of April 20, 1993.
10.3		Alleghany Corporation Officers and Directors Deferred Compensation Plan effective as of January 1, 2002.
12.1		Statement regarding Calculation of Ratio of Earnings to Fixed Charges.
23.1		Consent of Dewey Ballantine LLP (included in Exhibit 5.1).
23.2		Consent of KPMG LLP.
24.1		Powers of Attorney.

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference to a Current Report on Form 8-K in connection with an offering of securities.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Alleghany Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of June, 2006.

ALLEGHANY CORPORATION

By:	/s/ Weston M. Hicks
Weston M. Hicks
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rex D. Adams* Rex D. Adams	Director	June 14, 2006

/s/ Jerry G. Borrelli Jerry G. Borrelli	Vice President (principal accounting officer)	June 14, 2006

/s/ John J. Burns, Jr.* John J. Burns, Jr.	Vice Chairman of the Board of Directors	June 14, 2006

/s/ Dan R. Carmichael* Dan R. Carmichael	Director	June 14, 2006

/s/ Roger B. Gorham Roger B. Gorham	Senior Vice President (principal financial officer)	June 14, 2006

/s/ Weston M. Hicks Weston M. Hicks	President and Director (principal executive officer)	June 14, 2006

/s/ Thomas S. Johnson* Thomas S. Johnson	Director	June 14, 2006

/s/ Allan P. Kirby, Jr.* Allan P. Kirby, Jr.	Director	June 14, 2006

/s/ F.M. Kirby* F.M. Kirby	Chairman of the Board of Directors	June 14, 2006

/s/ Jefferson W. Kirby* Jefferson W. Kirby	Director	June 14, 2006

Signature		Title	Date

/s/ William K. Lavin* William K. Lavin		Director	June 14, 2006

/s/ James F. Will* James F. Will		Director	June 14, 2006

/s/ Raymond L.M. Wong* Raymond L.M. Wong		Director	June 14, 2006

*By:	/s/ Weston M. Hicks Weston M. Hicks Attorney-in-fact